                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           NCI Building Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                [NCI LETTERHEAD]

                                January 29, 2002

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of NCI Building Systems, Inc. to be held at 10:00 a.m. on Friday, March 1, 2002, at NCI's Johnie Schulte Conference Center located at 7313 Fairview, Houston, Texas. At this meeting you will be asked to:

     (1) Elect two directors to serve until the Annual Meeting of Stockholders to be held in 2005; and

     (2) Transact any other business that may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

     It is important that your shares be represented at the Annual Meeting. Therefore, if you do not expect to attend in person, please sign and date the enclosed proxy and return it in the enclosed envelope at your earliest convenience.

                                                  Very truly yours,

                                                   /s/ A.R. Ginn

                                                     A.R. Ginn
                                                Chairman of the Board

Houston, Texas
January 29, 2002

                           NCI BUILDING SYSTEMS, INC.
                      10943 NORTH SAM HOUSTON PARKWAY WEST
                              HOUSTON, TEXAS 77064

                                   ----------

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 1, 2002

                                   ----------

     The Annual Meeting of Stockholders of NCI Building Systems, Inc. will be held at NCI's Johnie Schulte Conference Center located at 7313 Fairview, Houston, Texas, on Friday, March 1, 2002, at 10:00 a.m. The Annual Meeting will be held for the following purposes:

     1. The election of two directors to serve until the Annual Meeting of Stockholders to be held in 2005; and

     2. The transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on January 2, 2002 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. At the Annual Meeting you may examine a list of stockholders entitled to vote at the Annual Meeting.

     It is desirable that as large a proportion as possible of the stockholders' interests be represented at the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE REQUEST THAT YOU PROPERLY EXECUTE AND PROMPTLY RETURN TO US THE ENCLOSED FORM OF PROXY USING THE ENCLOSED ADDRESSED AND STAMPED ENVELOPE. You may revoke the proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of NCI, by delivering a later dated proxy or by attending the Annual Meeting, withdrawing your proxy and voting your shares personally. Please date, sign and return the enclosed proxy immediately in the stamped envelope provided.

                                              By Order of the Board of Directors

                                                   /s/ Donnie R. Humphries

                                                     Donnie R. Humphries,
                                                         Secretary

Houston, Texas
January 29, 2002

                           NCI BUILDING SYSTEMS, INC.
                      10943 NORTH SAM HOUSTON PARKWAY WEST
                              HOUSTON, TEXAS 77064
                                 (281) 897-7788

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held March 1, 2002

     This proxy statement is furnished to stockholders of NCI Building Systems, Inc. in connection with the solicitation of proxies to be used at our Annual Meeting to be held March 1, 2002. Your proxy in the form enclosed will be voted at the meeting if properly executed by you, returned to us before the Annual Meeting and not revoked by you. If you give a proxy on the enclosed form you may revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of NCI, by delivering a later dated proxy or by attending the Annual Meeting, withdrawing your proxy and voting your shares personally. Your attendance at the Annual Meeting will not constitute automatic revocation of your proxy.

     We are first sending this proxy statement and the enclosed proxy form to stockholders on or about January 30, 2002.

                      ACTION TO BE TAKEN AT ANNUAL MEETING

     When you have appropriately specified how your proxy should be voted, the proxy will be voted accordingly. Unless you otherwise specify therein, the accompanying proxy will be voted (1) FOR the election as directors of the nominees listed under "Election of Directors" and (2) at the discretion of the proxy holders, either FOR or AGAINST any other matter or business that may properly come before the Annual Meeting. Our board of directors does not know of any other matter or business.

                         PERSONS MAKING THE SOLICITATION

     Our board of directors is soliciting the accompanying proxy. We will bear the entire cost of soliciting proxies and no other person or persons will bear those costs either directly or indirectly. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by our directors, officers and employees.

                            OUTSTANDING CAPITAL STOCK

     The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is January 2, 2002. At the close of business on that date we had 18,284,368 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting, excluding treasury shares.

     The following table sets forth, as of January 2, 2002 (the "Ownership Date"), the number of shares of common stock beneficially owned by (1) each person or group known by us to own beneficially more than 5% of the outstanding shares of common stock, (2) each director and nominee for director, (3) our Chief Executive Officer and each of our four other most highly paid persons who served as our executive officers at the end of the 2001 fiscal year, (4) Mr. William A. Lawrence, our Vice President and Controller at the end of fiscal 2001, who would have been one of our four other most highly paid persons had he been with us for all of fiscal 2001 and (5) all directors and executive officers as a group. Except as otherwise indicated, each of the persons or groups named below has sole voting power and investment power with respect to the common stock.

                                                               Beneficial Ownership(1)
                                                              --------------------------
Name of Beneficial                                            Number of
  Owner or Group                                               Shares            Percent
------------------                                            ---------          -------

Johnie Schulte(2)                                               711,724            3.9%
A. R. Ginn(3)                                                   260,143            1.4%
Gary L. Forbes(4)                                               209,916            1.1%
Donnie R. Humphries(5)                                          157,296              *
Kenneth W. Maddox(6)                                            107,419              *
Robert J. Medlock(7)                                             90,277              *
William D. Breedlove(8)                                          18,916              *
Sheldon R. Erikson(9)                                             1,250              *
W. Bernard Pieper(10)                                             1,250              *
William A. Lawrence(11)                                              --              *

All directors and executive officers as a group
       (10 persons) (2)-(11)                                  1,558,191            8.4%

----------

*    Less than one percent

(1) Includes shares beneficially owned by the listed persons, including shares owned under our 401(k) Profit Sharing Plan. If a person has the right to acquire beneficial ownership of any shares by exercise of options within 60 days after the Ownership Date, those shares are deemed beneficially owned by that person as of the Ownership Date and are deemed to be outstanding solely for the purpose of determining the percentage of the common stock that he owns. Those shares are not included in the computations for any other person.

(2) Includes 5,766 shares held by a trust for the benefit of Mr. Schulte's grandson, 1,481 shares held by a trust for the benefit of Mr. Schulte's granddaughter and 4,000 shares held by a family trust for the benefit of Mr. Schulte's daughter, of which trusts Mr. Schulte is a trustee and may be deemed to share voting and investment power. Mr. Schulte disclaims beneficial ownership of those shares. Also includes options to purchase 88,889 shares held by Mr. Schulte that were exercisable as of the Ownership Date. Does not include options to purchase an additional 40,904 shares held by Mr. Schulte that were not exercisable.

(3) Includes options to purchase 8,889 shares held by Mr. Ginn that were exercisable as of the Ownership Date. Does not include options to purchase an additional 30,904 shares held by Mr. Ginn that were not exercisable.

(4) Includes 200,000 shares held by Equus II Incorporated, of which Mr. Forbes is a Vice President and may be deemed to share voting and investment power. Mr. Forbes disclaims beneficial ownership of those shares. Also includes options to purchase 5,916 shares held by Mr. Forbes that were exercisable as of the Ownership Date. Does not include options to purchase an additional 7,692 shares held by Mr. Forbes that were not exercisable.

(5) Includes options to purchase 12,743 shares held by Mr. Humphries that were exercisable as of the Ownership Date. Does not include options to purchase an additional 6,653 shares held by Mr. Humphries that were not exercisable.

(6) Includes options to purchase 6,041 shares held by Mr. Maddox that were exercisable as of the Ownership Date. Does not include options to purchase an additional 22,429 shares held by Mr. Maddox that were not exercisable.

(7) Includes options to purchase 84,489 shares held by Mr. Medlock that were exercisable as of the Ownership Date. Does not include options to purchase an additional 30,429 shares held by Mr. Medlock that were not exercisable.

(8) Includes options to purchase 5,916 shares held by Mr. Breedlove that were exercisable as of the Ownership Date. Does not include options to purchase an additional 7,692 shares held by Mr. Breedlove that were not exercisable.

(9) Includes options to purchase 1,250 shares held by Mr. Erikson that were exercisable as of the Ownership Date. Does not include options to purchase 7,034 shares held by Mr. Erikson and not exercisable as of the Ownership Date.

(10) Includes options to purchase 1,250 shares held by Mr. Pieper that were exercisable as of the Ownership Date. Does not include options to purchase 7,034 shares held by Mr. Pieper and not exercisable as of the Ownership Date.

(11) Does not include options to purchase 15,281 shares held by Mr. Lawrence and not exercisable as of the Ownership Date.

                                QUORUM AND VOTING

     The presence in person or by proxy of the holders of a majority of the outstanding shares of the common stock is necessary to constitute a quorum at the Annual Meeting. Each outstanding share of common stock is entitled to one vote. Abstentions will be included in vote totals and, as such, will have the same effect as a negative vote on each proposal other than the election of directors. Broker non-votes (i.e., shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon), if any, will not be included in vote totals and, as such, will have no effect on any proposal. Cumulative voting is prohibited in the election of directors. To be elected a director, each nominee must receive a plurality of all of the votes cast at the Annual Meeting for the election of directors. All other matters that properly come before the Annual Meeting, must receive the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting.

                              ELECTION OF DIRECTORS

     Two Class III directors are to be elected at the Annual Meeting for a term expiring at the Annual Meeting of Stockholders to be held in 2005 or until their respective successors are duly elected and qualified. You are not permitted to cumulatively vote your shares in connection with the election of directors.

     Set forth below is information concerning the persons nominated for election as directors.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THESE
NOMINEES.

CLASS III NOMINEES FOR ELECTION AS DIRECTORS TO SERVE UNTIL THE ANNUAL MEETING TO BE HELD IN 2005:

     WILLIAM D. BREEDLOVE

     Mr. Breedlove, age 62, has served as one of our directors since March 1992. Mr. Breedlove has been Vice Chairman of Hoak Breedlove Wesneski & Co., an investment banking firm, since August 1996. Previously, he served as Chairman and Managing Director of Breedlove Wesneski & Co., a private merchant banking firm, for over five years. Mr. Breedlove is also a director of Local Financial Corporation, a bank holding company, Park Pharmacy Corporation, a holding company for retail, wholesale, institutional and internet pharmacy distribution and physician services, and Integrated Security Systems, Inc., a developer, manufacturer and distributor of security and traffic control products.

     JOHNIE SCHULTE

     Mr. Schulte, age 66, our founder, has served as one of our directors and as our Chief Executive Officer since 1984, has served as our President since July 2000 and has served as the President and Chief Executive Officer of the Engineered Buildings Division since May 1998. From 1984 until December 1998, he served as our President. Mr. Schulte founded and was President of Mid-West Steel Buildings Co., Inc. from 1970 until its sale to American Buildings Company, a metal building manufacturer ("ABC"), in 1980. Mr. Schulte remained as President of the Mid-West Metallic Division of ABC until 1984, when he left to form NCI. Mr. Schulte has over 44 years of experience in the metal building industry.

     The other current directors of NCI, whose terms will expire after 2001, are as follows:

CLASS I DIRECTORS WHO SERVE UNTIL THE ANNUAL MEETING TO BE HELD IN 2003:

     A. R. GINN

     Mr. Ginn, age 62, has served as our Chairman of the Board since July 2000, as one of our directors since May 1998 and as President and Chief Executive Officer of the Metal Components Division and Chief Executive Officer of the Metal Coaters Division since May 1998. Mr. Ginn served as our President and Chief Operating Officer from December 1998 until July 2000. From May 1998 until December 1998, he served as our Executive Vice President. Previously, he served as a director and the President of Metal Building Components, Inc., a metal components manufacturer ("MBCI"), from 1976 until our acquisition of MBCI in May 1998 and was Chief Executive Officer of the Metal Coaters Division of MBCI from 1987 to May 1998. Mr. Ginn has over 40 years of experience in the metal building and components industry. Mr. Ginn worked for four years with A&S Steel Buildings and spent 14 years with Metallic Building Company, where he was Vice President of Operations for seven years. Mr. Ginn is the father of Kelly R. Ginn, one of our key managers.

     W. BERNARD PIEPER

     Mr. Pieper, age 69, has served as one of our directors since December 2000. Mr. Pieper, now retired, is a private investor who, since May 2001, has served as a member of the Board of Trustees of Rice University in Houston, Texas. Since 2000, he has served on various other boards and committees of Rice University. Mr. Pieper served as a member of the Board of Trustees of Rice University from 1996 until 2000. Prior to 1996, Mr. Pieper spent 38 years with Halliburton Company, a provider of energy services and related engineering and construction services, during the last two years of which he served as Chief Operating Officer. Mr. Pieper is also a director of Highlands Insurance Group, Inc., a property and casualty insurance holding company, and OSCA, Inc., a provider of specialized oils and gas well completion services.

CLASS II DIRECTORS WHO SERVE UNTIL THE ANNUAL MEETING TO BE HELD IN 2004:

     GARY L. FORBES

     Mr. Forbes, age 57, has served as one of our directors since December 1991. Mr. Forbes has been a Vice President of Equus II Incorporated, an investment company, since November 1991. Mr. Forbes is also a director of Consolidated Graphics, Inc., a commercial printing company, and Advanced Technical Products, Inc., a manufacturer of aerospace parts. Mr. Forbes is a certified public accountant.

     SHELDON R. ERIKSON

     Mr. Erikson, age 60, has served as one of our directors since December 2000. Mr. Erikson has served as the Chairman of the Board of Cooper Cameron Corporation, an international manufacturer of oil and gas pressure control equipment, since 1996 and as the President and Chief Executive Officer of Cooper Cameron since 1995. Mr. Erikson is also a director of Spinnaker Exploration Company, an independent energy company, and Layne Christensen Co., a provider of drilling services and related products.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND OTHER KEY MANAGERS

     Our executive officers and other key managers are as follows:

Name                         Position
----                         --------

Executive Officers:

A.R. Ginn                    Chairman of the Board of NCI; Chief Executive
                             Officer of Metal Components Division and Metal
                             Coaters Division

Johnie Schulte               President and Chief Executive Officer and Chairman
                             of the Executive Committee of NCI; Chief Executive
                             Officer of Engineered Buildings Division

Robert J. Medlock            Executive Vice President, Chief Financial Officer
                             and Treasurer of NCI; Executive Vice President,
                             Chief Financial Officer and Treasurer of all NCI
                             Divisions

Kenneth W. Maddox            Executive Vice President, Administration of NCI;
                             Executive Vice President, Administration of all NCI
                             Divisions

Donnie R. Humphries          Secretary of NCI; Vice President, Human Relations
                             of all NCI Divisions

William A. Lawrence          Vice President and Controller of NCI; Vice
                             President and Controller of all NCI Divisions

Other Key Managers:

Jimmy Dee Anderson           President of Doors & Building Components Division

Charles W. Dickinson         Executive Vice President, Sales of Metal Components
                             Division

Mark W. Dobbins              Vice President, Operations of Metal Components
                             Division

Kimball D. Wells             President of Mesco Metal Buildings Division

Kelly R. Ginn                President and Chief Operating Officer of Metal
                             Components Division

Richard F. Klein             President and Chief Operating Officer of Metal
                             Coaters Division

Fredrick D. Koetting         President and Chief Operating Officer of NCILP
                             Buildings Division

Alvan E. Richey, Jr.         Executive Vice President, Sales of NCILP Buildings
                             Division

William M. Young             President of A&S Building Systems Division

Executive Officers:

     Information concerning the business experience of Messrs. Ginn and Schulte is provided under the section titled "Election of Directors."

     Robert J. Medlock, age 62, has served as our Executive Vice President since December 1998, as our Chief Financial Officer and Treasurer since February 1992, as Executive Vice President, Chief Financial Officer and Treasurer of the Engineered Buildings Division since May 1998 and as Executive Vice President, Chief Financial Officer and Treasurer of all NCI divisions since July 2001. Mr. Medlock served as one of our directors from March 1999 until July 2000. From February 1992 until December 1998, he served as our Vice President. Mr. Medlock is a certified public accountant.

     Mr. Maddox, age 54, has served as our Executive Vice President, Administration since December 1998, Executive Vice President, Administration of all NCI divisions since July 2001 and as Vice President and Chief Financial Officer of the Metal Components Division and the Metal Coaters Division from May 1998 until July 2001. Mr. Maddox served as one of our directors from May 1998 until July 2000. From May 1998 until December 1998, he served as our Vice President. Previously, he served as the Chief Financial Officer and Treasurer of MBCI from 1980 until May 1998.

     William A. Lawrence, age 41, has served as our Vice President and Controller and as Vice President and Controller of all NCI divisions since June 2001. Before joining NCI, Mr. Lawrence served as Vice President, Finance of Telxon Corporation, a manufacturer, marketer and supporter of mobile information systems, from November 1999 to May 2001. Previously, Mr. Lawrence spent four years with Monarch Marking Systems, Inc., a manufacturer and marketer of bar code and price marking equipment, during the last three years of which he served as Director of Finance and Controller.

     Donnie R. Humphries, age 52, has served as our Secretary since 1985, as Vice President, Human Relations of all NCI divisions since July 2001 and as Vice President, Human Relations of the Engineered Buildings Division from May 1998 until July 2001. Mr. Humphries previously served as our Vice President, Human Relations from 1997 until May 1998. Mr. Humphries has over 23 years of experience in the metal building industry.

     Other Key Managers:

     Jimmy Dee Anderson, age 37, has served as the President of the Doors & Building Components Division since January 2002. From January 1999 until January 2002, Mr. Anderson served as Division President of A-Lert Building Systems, a division of Centurion Industries, Inc., a metal fabrication and industrial construction company. Prior to January 1999, Mr. Anderson was employed by NCI for over nine years.

     Charles W. Dickinson, age 50, has served as Executive Vice President, Sales of the Metal Components Division since October 2000. Mr. Dickinson served as Vice President, Sales of the Metal Components Division from May 1998 until October 2000. Previously, he served as Vice President of Sales of MBCI since 1991 and was employed by MBCI for more than 16 years. Mr. Dickinson has over 23 years of experience in the metal building and components industry.

     Mark W. Dobbins, age 43, has served as Vice President, Operations of the Metal Components Division since October 2000. Mr. Dobbins served as President of the American Building Components Division from January 2000 until October 2000. During 1999, he served as the Senior General Manager of Manufacturing of the Metal Components Division. Mr. Dobbins was employed by MBCI for over 10 years.

     Kelly R. Ginn, age 41, has served as President of the Metal Components Division since October 2000. Mr. Ginn served as Vice President, Manufacturing of the Metal Components Division from May 1998 until October 2000. Previously, he served as Vice President of Manufacturing of MBCI since 1990. Before joining MBCI in 1985, Mr. Ginn worked as a Plant Superintendent for a large metal building manufacturer. Mr. Ginn has 19 years of experience in the metal building and components industry. Mr. Ginn is the son of A.R. Ginn, our Chairman of the Board.

     Richard F. Klein, age 63, has served as President and Chief Operating Officer of the Metal Coaters Division since May 1998. Previously, he served as President of Metal Coaters, Inc., a subsidiary of MBCI, since 1987. Before joining MBCI in 1987, Mr. Klein spent nine years as Vice President of a large coil coating concern.

     Fredrick D. Koetting, age 42, has served as President of the NCILP Buildings Division since October 2000. Mr. Koetting served as Vice President, Operations of the Engineered Buildings Division from May 1998 until October 2000. He previously served as our Vice President from May 1994 until May 1998. Before joining NCI in May 1994, Mr. Koetting served as an Account Manager for National Steel Corporation, a steel supplier of NCI, from 1991 until May 1994.

     Alvan E. Richey, Jr., age 66, has served as Executive Vice President of the NCILP Buildings Division since October 2000. Mr. Richey served as Vice President, Sales and Marketing of the Engineered Buildings Division from May 1998 until October 2000. He previously served as our Vice President, Sales and Marketing from July 1995 until May 1998. Mr. Richey also served as President of the A&S Building Systems Division from December 1992 until August 1999. Mr. Richey has over 29 years of experience in the metal building industry.

     William M. Young, age 52, has served as President of the A&S Building Systems Division since August 1999. Before joining NCI, Mr. Young was employed by Butler Manufacturing Company, a metal building manufacturer, for 25 years, during the last five of which he served as a plant manager. Mr. Young has over 26 years of experience in the metal building industry.

     Kimball D. Wells, age 45, has served as President of Mesco Metal Buildings Division since April 2001. From February 2001 until April 2001 he served as Executive Vice President of the Mesco Metal Buildings Division and from December 1999 until April 2001, he served as Vice President, Engineering of the Mesco Metal Buildings Division. Before joining NCI, Mr. Wells was employed by Butler Manufacturing Company, a metal building manufacturer, for over 11 years, during the last three of which he served as a regional manager. Mr. Wells has over 24 years of experience in the metal building industry.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows information regarding compensation paid to (i) our Chief Executive Officer; (ii) each of our four other most highly paid persons who were executive officers at the end of the 2001 fiscal year; and
(iii) Mr. William A. Lawrence, our Vice President and Controller at the end of the 2001 fiscal year, who would have been one of our four other most highly paid persons had he been with us for all of fiscal 2001 (collectively, the "Named Executive Officers"), with respect to each of our last three fiscal years based on salary and bonus earned during each fiscal year.

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                                                   ---------------
                                                   ANNUAL COMPENSATION               SECURITIES        ALL OTHER
        NAME AND                              -----------------------------          UNDERLYING       COMPENSATION
   PRINCIPAL POSITION              YEAR        SALARY ($)         BONUS ($)        OPTIONS (#)(1)        ($)(2)
   ------------------              ----       ------------        ---------        --------------    ---------------

A. R. Ginn                         2001       $    445,000        $        --           12,092       $        10,500
Chairman of the Board              2000            420,000            253,594           15,000                 8,750
                                   1999            400,000            293,640               --                10,000

Johnie Schulte                     2001       $    445,000        $        --           12,092       $        10,500
President and Chief                2000            420,000            253,594           15,000                 8,750
Executive Officer                  1999            400,000            293,640               --                10,000

Robert J. Medlock                  2001       $    215,269        $        --            9,069       $        57,240
Executive Vice President and       2000            206,666            124,405           10,000                55,070
Chief Financial Officer            1999            193,333            146,820               --                56,319

Kenneth W. Maddox                  2001       $    215,269        $        --            9,069       $        10,920
Executive Vice President,          2000            206,666            124,405           10,000                 8,750
Administration                     1999            199,834            146,820               --                10,000

Donnie R. Humphries                2001       $    112,923        $        --            2,086       $         9,615
Secretary                          2000            109,750             47,333            5,000                 7,847
                                   1999            101,250             51,109               --                 7,849

William A. Lawrence                2001       $     57,231(3)     $        --           10,000       $         1,846
Vice President and Controller      2000                 --                 --               --                    --
                                   1999                 --                 --               --                    --

----------

(1)  Options to acquire shares of common stock.

(2) This column is comprised of: (a) our matching contribution under our 401(k) plan and (b) with respect to Mr. Medlock, an amount which represents the increase in present value during each of the three fiscal years of a vested retirement benefit under our supplemental retirement plan as shown in the following table:

                  PAYABLE
                 BEGINNING                   INCREASE IN
                   AT AGE                   PRESENT VALUE
                 ---------                -------------------
Medlock              65                   2001       $ 46,320
                                          2000         46,320
                                          1999         46,319

(3) Represents the salary paid to Mr. Lawrence from June 2001 until October 2001 based on a base salary of $160,000 per year. Mr. Lawrence's base salary was increased to $165,000 per year effective January 2002.

OPTION GRANTS DURING 2001 FISCAL YEAR

     The following table sets forth the options granted during fiscal 2001 to the Named Executive Officers under our stock option plan. We did not grant any stock appreciation rights during fiscal 2001.

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                               ANNUAL RATES OF
                                                                                          STOCK PRICE APPRECIATION
                                               INDIVIDUAL GRANTS                               FOR OPTION TERM
                               ---------------------------------------------------        ------------------------
                                           % OF
                                           TOTAL
                                          OPTIONS
                                         GRANTED TO        EXERCISE
                               OPTIONS   EMPLOYEES         OR BASE
                               GRANTED   IN FISCAL          PRICE       EXPIRATION
         NAME                    (#)        YEAR            ($/SH)         DATE            5% ($)         10% ($)
         ----                  -------   ----------        --------     ----------        --------        --------

A.R. Ginn                       5,556        1.8%           $18.00       12-14-10         $ 62,894        $159,402
                                6,536        2.1%           $15.30       06-14-11         $ 62,876        $159,348

Johnie Schulte                  5,556        1.8%           $18.00       12-14-10         $ 62,894        $159,402
                                6,536        2.1%           $15.30       06-14-11         $ 62,876        $153,348

Robert J. Medlock               4,167        1.3%           $18.00       12-14-10         $ 47,170        $119,551
                                4,902        1.6%           $15.30       06-14-11         $ 47,157        $119,511

Kenneth W. Maddox               4,167        1.3%           $18.00       12-14-10         $ 47,170        $119,551
                                4,902        1.6%           $15.30       06-14-11         $ 47,157        $119,511

Donnie R. Humphries               972        0.3%           $18.00       12-14-10         $ 11,003        $ 27,887
                                1,114        0.4%           $15.30       06-14-11         $ 10,717        $ 27,159

William A. Lawrence            10,000        3.2%           $16.90       06-13-11         $106,300        $269,300

OPTION EXERCISES DURING 2001 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table provides information related to options exercised by the Named Executive Officers and the number and value of options held at fiscal year end. We do not have any outstanding stock appreciation rights.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                 SHARES                             OPTIONS AT FY-END          IN-THE-MONEY OPTIONS AT
                                ACQUIRED            VALUE              EXERCISABLE/              FY-END EXERCISABLE/
          NAME                ON EXERCISE         REALIZED(1)          UNEXERCISABLE              UNEXERCISABLE(1)
          ----                -----------         -----------     ----------------------       -----------------------

A.R. Ginn                            --                  --              3,750/23,342                $      0/$0
Johnie Schulte                       --                  --             83,750/33,342                $      0/$0
Robert J. Medlock                25,000            $452,250             80,948/24,069                $238,116/$0
Kenneth W. Maddox                    --                  --              2,500/16,569                $      0/$0
Donnie R. Humphries                  --                  --             11,250/ 5,836                $  5,000/$0
William A. Lawrence                                                          0/10,000                $      0/$0

----------

(1) Value is calculated on the basis of the difference between the option exercise price and the market value of our common stock on the exercise date or at the end of our fiscal year, as appropriate.

LONG-TERM INCENTIVE PLAN AWARDS DURING 2001 FISCAL YEAR

     The following table provides information related to awards under our Management Incentive Plan to the Named Executive Officers during fiscal 2001.

              LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                                                      ESTIMATED FUTURE PAYOUTS
                                                                                 UNDER NON-STOCK PRICE BASED PLANS
                                       PERFORMANCE OR OTHER PERIOD               ---------------------------------
      NAME                                UNTIL MATURATION (1)                    TARGET(2)             MAXIMUM(2)
      ----                             ---------------------------               -----------           -----------

A.R. Ginn                                      May 1, 2003                       $   723,619           $   723,619
Johnie Schulte                                     --                                     --                    --
Robert J. Medlock                                  --                                     --                    --
Kenneth W. Maddox                              May 1, 2003                       $ 1,044,743           $ 1,044,743
Donnie R. Humphries                                --                                     --                    --
William A. Lawrence                                --                                     --                    --

----------

(1) For a description of the terms and conditions, including the appropriate performance standard, of the Management Incentive Plan, please see "--Employment and Change-in-Control Agreements."

(2) The amounts reported in these columns are the market value of the trust accounts as of December 31, 2001 established under the Management Incentive Plan for the benefit of Messrs. Ginn and Maddox. The amounts to be paid to Messrs. Ginn and Maddox at payout will be these amounts, as adjusted for any increases resulting from investment gains or decreases resulting from investment losses from December 31, 2001 until payout. In connection with our acquisition of MBCI in May 1998, we deposited $684,760 for Mr. Ginn and $993,370 for Mr. Maddox into trusts under the Management Incentive Plan.

COMPENSATION OF DIRECTORS

     Directors of NCI who are employees of NCI do not receive compensation as directors. We pay non-employee directors an annual fee of $20,500 plus expenses incurred and $3,000 for each meeting of our board of directors or committee meeting attended. From March 1997 until December 15, 2000, each non-employee director received an annual grant of options to purchase 2,000 shares of common stock under our stock option plan. Effective December 15, 2000, each non-employee director receives grants of options to purchase that number of shares having a fair market value of $30,000 (if the non-employee director serves as the chairman of a committee) or $25,000 (if the non-employee director does not serve as the chairman of a committee) under our stock option plan on June 15 and December 15 of each year, provided, that the non-employee director has served as a director for at least six months. In addition, upon election to our board of directors, each new non-employee director will receive an initial grant of options to purchase 5,000 shares of common stock.

EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

     Under the terms of an employment agreement, Mr. Schulte agreed to serve in an executive capacity for us through December 1995, and thereafter for successive one-month periods until his discharge by us, his voluntary resignation or his death or disability, at a minimum annual salary of $125,000. His base salary rate may be increased at the discretion of our board of directors. If Mr. Schulte's employment with us is terminated, whether by voluntary termination by Mr. Schulte or by termination with or without cause by us, Mr. Schulte has agreed not to compete with us within a 500-mile radius of any of our manufacturing facilities for a three-year period after his termination. In consideration of Mr. Schulte's covenant not to compete, Mr. Schulte is entitled to receive 100% of his then current base salary for the first 30 days after a termination or discharge and will thereafter receive 75% of his base salary for the remainder of the three-year period. In addition, Mr. Schulte may continue to participate in our group health insurance plan. We may elect to cease making noncompete payments to Mr. Schulte at any time, in which case Mr. Schulte would be relieved of his covenant not to compete.

     We maintain a supplemental retirement plan, which is a nonqualified, unfunded benefit plan under which designated key employees are eligible to receive monthly benefits following their retirement with us. If a participating key employee dies before retirement, his designated beneficiary is eligible to receive monthly preretirement survivor benefits. Our board of directors determines the amount of retirement benefit to be payable to an eligible employee at the time our board of directors designates the employee as eligible to participate in our supplemental retirement plan. Generally, a participant becomes vested in his retirement benefit under the Supplemental Plan at the rate of 10% for each year of service with us and becomes fully vested upon his disability or upon the occurrence of a change in control of NCI. Mr. Medlock, among others, is currently a participant in our supplemental retirement plan and is fully vested in this plan. The benefit payable to Mr. Medlock, beginning at age 65, is $100,000 per year for 10 years. We have acquired life insurance policies to be used to discharge our obligations under our supplemental retirement plan.

     We have entered into split dollar life insurance agreements with specified key employees, including Mr. Schulte. Under these agreements, the key employees are the owners of life insurance policies providing death benefits. We advance the annual premium on each policy and the insured employee pays income tax on the one-year term cost of his policy. Each insured employee has collaterally assigned an interest in his respective policy to us in an amount equal to the premiums paid by us. The policy on Mr. Schulte covers him and his wife and provides a death benefit of $5,000,000, payable after the death of both Mr. Schulte and his wife.

     Before its acquisition by us in May 1998, MBCI maintained the Metal Building Components, Inc. Executive Management Deferred Compensation Plan (the "MBCI Compensation Plan") and the Metal Building Components, Inc. Long-Term Management Incentive Scheme (the "MBCI Incentive Plan"). At the same time as our acquisition of MBCI in May 1998, MBCI paid the participants in the MBCI Incentive Plan the vested portion of the amounts being held for their accounts under the MBCI Incentive Plan and that plan was terminated. The unvested portions of their accounts were forfeited to us and deposited into a trust established under the Metal Building Components, L.P. and Metal Coaters Operating, L.P. Management Incentive Plan and related trust agreements (the "Management Incentive Plan") for officers of MBCI, including $684,760 for the account of Mr. Ginn and $993,370 for the account of Mr. Maddox. We also issued 1,400,000 unregistered shares of our common stock at the closing of the MBCI acquisition, which we booked at a value of $32.2 million for financial reporting purposes, to officers and employees of MBCI. The stock issuances included 500,000 shares to Mr. Ginn, which we booked at a value of $11,500,000 for financial reporting purposes, and 238,000 shares to Mr. Maddox, which we booked at a value of $5,474,000 for financial reporting purposes. These stock issuances were in exchange for their future interests in the MBCI Incentive Plan, their withdrawal from the MBCI Incentive Plan and their consent to the termination of the MBCI Compensation Plan.

     The funds held under the Management Incentive Plan are invested by the trustee, a national banking association, and may not be invested in our common stock. The amounts held in trust for the participants in the Management Incentive Plan, after taking into account any investment income and losses on those amounts, will be held in trust for the account of each participant until May 1, 2003 unless earlier forfeited and distributed to us as specified in the Management Incentive Plan. During fiscal 1999, we amended the plan for three other key managers, other than Messrs. Ginn and Maddox, to allow them to vest early in a specified percentage of their trust account. In consideration of the early vesting, these officers agreed to defer their receipt of their remaining trust account until September 30, 2004 and agreed to extend some of their obligations under the Non-Competition Agreement (defined below). On the appropriate date, the entire balance then held in trust for the participants will become 100% vested. Promptly following vesting, we will distribute to each participant the entire balance of his individual trust account and all undistributed income, if either: (1) the participant, on that date, is then and has, since the date of our acquisition of MBCI, continuously been employed by us and has not, during that period, breached or violated the covenants in a Confidentiality, Non-Competition and Non-Solicitation Agreement, dated May 1, 1998 (the "Non-Competition Agreement"), by and among us and the participants in the Management Incentive Plan; or (2) the participant is not our employee on that date but (a) the participant either died or justifiably terminated his employment as a result of listed actions or events, including a change in control of NCI; and (b) during the continuous period beginning with our acquisition of MBCI and ending on that date, the participant has not breached or violated the covenants in the Non-Competition Agreement.

     Messrs. Ginn and Maddox are parties to the Non-Competition Agreement, in which they have agreed that they will not compete with us until the later of May 1, 2003 or the second anniversary of the termination of their employment with us for any reason whatsoever. If Messrs. Ginn or Maddox breach this covenant or other specified covenants in the Non-Competition Agreement, they will forfeit their rights to receive distributions under the Management Incentive Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of our board of directors is responsible for determining executive compensation. Mr. Breedlove, Mr. Erikson, Mr. Forbes and Mr. Pieper are the only members of the Compensation Committee. Neither Mr. Breedlove, Mr. Erikson, Mr. Forbes nor Mr. Pieper is an officer or employee of NCI.

REPORT OF THE COMPENSATION COMMITTEE

     The principal elements of compensation provided to executive and other officers, including Mr. Johnie Schulte, our President and Chief Executive Officer, historically have consisted of a base salary, supplemented with the opportunity to earn a bonus under our annual cash bonus program ("Bonus Program"). The bonus amount is based on the return on operating assets of NCI for the fiscal year, as calculated in accordance with the Bonus Program ("ROA"), except that bonuses of our executive and most senior officers are based on a combination of ROA and minimum increases in earnings per share. Option grants under our stock option plan also have been utilized as a principal component of compensation.

     Mr. Schulte is entitled to receive a minimum annual salary of $125,000 under his employment agreement with us. Subject to this minimum, Mr. Schulte's base salary rate may be adjusted at the discretion of our board of directors based upon factors that our board of directors deems appropriate. For the first two months of fiscal 2001, NCI paid Mr. Schulte a salary of $424,000 per year, which was his minimum annual salary during most of fiscal 2000. In December 2000, we approved a 6.1% increase in salary for Mr. Schulte bringing his minimum annual salary for the remainder of fiscal 2001 to $450,000. We approved this increase based on Mr. Schulte's assumption of additional responsibilities as well as NCI's performance for fiscal 2000. Although NCI outperformed its competitors in its industries during fiscal 2001, we did not increase Mr. Schulte's salary for 2002 (or of any of our other Named Executive Officers other than a slight increase in the salary of William A. Lawrence, our new Vice President and Controller) since NCI did not achieve its budgeted ROA or increase in earnings per share.

     Under our Bonus Program, Level 1 and Level 2 participants are eligible for the award of an annual cash bonus equal to a percentage of their respective base salaries, based upon our achievement of both a minimum ROA and a minimum increase in earnings per share for the fiscal year. No cash bonuses are awarded to Level 1 or Level 2 participants if (i) both ROA and earnings per share growth are less than 20% or (ii) ROA is less than 10%. The percentage of base salary payable as a bonus increases proportionately with increases in the ROA and earnings per share growth achieved. The maximum bonus for Level 1 participants, including Messrs. Ginn, Maddox, Medlock and Schulte, is 127.5% of base salary. The maximum bonus for Level 2 participants is 85% of base salary.

     In addition, under the Bonus Program, Level 3 and Level 4 participants are eligible for the award of a cash bonus equal to a percentage of their respective base salaries, based upon our achievement of a minimum ROA for the fiscal year. No cash bonuses are awarded to Level 3 or Level 4 participants if the ROA is less than 20%. Level 3 participants are classified into five categories based on levels of responsibility and profits generated by the participant's manufacturing facility. The minimum bonuses for Level 3 participants range from 15% of base salary to 25% of base salary if ROA is 20%. If ROA is between 20% and 30%, the bonus for Level 3 participants, including Mr. Humphries, will increase proportionally, up to a maximum bonus for each category equal to double the minimum bonus. For example, if ROA is 20% or more, a Level 3 participant with a minimum bonus of 15% will be eligible for the award of a cash bonus equal to 15% of base salary and an additional 1.50% of base salary for each additional 1% increment in ROA over 20%, up to a maximum ROA of 30%. If ROA is between 20% and 30%, Level 4 participants are eligible for the award of a cash bonus equal to 12.5% of base salary and an additional 1.25% of base salary for each 1% increment in ROA over 20%. The maximum bonus for Level 4 participants is 25% of base salary.

     We believe that the Bonus Program allows us to provide base compensation to our management group below comparable rates paid by other companies, in exchange for generous bonuses when warranted by our performance. We also believe that including the achievement of earnings per share growth as an additional bonus criteria for top management provides incentives to maximize stockholder value and growth, while retaining the historical ROA incentive to aggressively manage assets in relation to income and expenses.

     NCI did not pay any bonuses for fiscal 2001 as NCI failed to achieve its minimum ROA or minimum increase in earnings per share. In December 2001, however, we granted stock options to our key employees, including all of our executive officers and other key managers in an amount greater than we originally planned in recognition of NCI outperforming its competitors in its industries.

     In December 2001, we approved a change to the Bonus Program for fiscal 2002 and future years that decreases the minimum ROA growth to be achieved for the payment of bonuses from 20% to 15% for all levels of participants in the Bonus Program.

     Some members of management also receive benefits under NCI's supplemental plan, the split dollar life insurance agreements, the Management Incentive Plan and the various other arrangements described above under "Employment and Change-in-Control Agreements." We believe that benefit programs such as these, which address the unique circumstances of executives in light of limitations imposed on benefits payable from qualified welfare, profit-sharing and retirement plans, are critical in attracting and retaining quality executives.

     At this time, based on our current executive structure, we do not believe it is necessary to adopt a policy with respect to qualifying executive compensation in excess of $1.0 million for deductibility under Section 162(m) of the Internal Revenue Code of 1986.

     This report is submitted by the members of the Compensation Committee.

                                     WILLIAM D. BREEDLOVE
                                     SHELDON R. ERIKSON
                                     GARY L. FORBES
                                     W.B. PIEPER

REPORT OF THE AUDIT COMMITTEE

     We have reviewed and discussed the audited financial statements of NCI for fiscal 2001 with management. We also have discussed the audited financial statements with Ernst & Young LLP, NCI's independent auditors. Our discussions with Ernst & Young LLP included, among other things, discussions relating to the auditor's responsibility under generally accepted auditing standards, the processes used by our management in formulating accounting estimates, significant adjustments made during the audit, any disagreements with our management and any difficulties encountered by the independent auditors in performing the audit. We also reviewed written disclosures from Ernst & Young LLP relating to any and all relationships between it and NCI, and we discussed with Ernst & Young LLP any relationship that might affect the objectivity or independence of Ernst & Young LLP. Based on those discussions, we are not aware of any relationship between Ernst & Young LLP and NCI that affects the objectivity or independence of Ernst & Young LLP.

     Based on the discussions and our review discussed above, we recommended to the board of directors that the audited financial statements for fiscal 2001 be included in NCI's 2001 Annual Report to Stockholders. We also recommended to the board of directors that Ernst & Young LLP be selected as NCI's independent auditors for fiscal 2002.

     We also reviewed and discussed the fees paid to NCI's independent auditors during fiscal 2001 for audit and non-audit services, which fees and services are described below under the title "Our Independent Auditors and Fees," and have determined that the provision of the non-audit services and the fees that we pay for them are compatible with maintaining Ernst & Young LLP's independence.

     This report is submitted by the members of the Audit Committee.

                                     WILLIAM D. BREEDLOVE
                                     SHELDON R. ERIKSON
                                     GARY L. FORBES
                                     W.B. PIEPER

     In accordance with the rules and regulations of the SEC, the above reports of the Compensation Committee and the Audit Committee and the performance graph appearing below shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

STOCK PERFORMANCE CHART

     The following chart compares the yearly percentage change in the cumulative stockholder return on our common stock from November 1996 to the end of the fiscal year ended October 31, 2001 with the cumulative total return on the New York Stock Exchange Index and the MG Industry Group 634 - General Building Materials, a peer group. The comparison assumes $100 was invested on November 1, 1996 in our common stock and in each of the foregoing indices and assumes reinvestment of dividends.

                                     [GRAPH]

COMPARISON OF CUMULATIVE TOTAL RETURNS OF THE
COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

                                                          FISCAL YEAR ENDING
                              ---------------------------------------------------------------------------
COMPANY/INDEX/MARKET          10/31/1996   10/21/1997   10/30/1998   10/29/1999   10/31/2000   10/31/2001
--------------------          ----------   ----------   ----------   ----------   ----------   ----------

NCI Building Syst               100.00       111.26       132.06        96.56        95.04        80.92

General Building Materials      100.00       115.73       120.70       114.10       110.02       115.04

NYSE Market Index               100.00       130.10       150.07       174.11       198.30       157.23

                    BOARD MEETINGS, COMMITTEES AND ATTENDANCE

     Our board of directors met eight times during the fiscal year ended October 31, 2001. Each director attended at least 80% of the called meetings. Our board of directors currently has appointed four committees, the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating Committee.

EXECUTIVE COMMITTEE

     The Executive Committee is generally authorized to act on behalf of our board of directors between scheduled meetings of our board of directors to the fullest extent permitted by Delaware corporate law, provided, however that the Executive Committee does not have the authority to commit over $5.0 million of our resources with respect to a single matter or an aggregate of $10.0 million for all matters between regularly scheduled meetings, approve amendments to our charter or by-laws or approve specified extraordinary corporate transactions. The members of the Executive Committee are Mr. Ginn and Mr. Schulte, with Mr. Schulte serving as Chairman of the Executive Committee. The Executive Committee met twelve times during the fiscal year ended October 31, 2001.

AUDIT COMMITTEE

     The Audit Committee, which operates under a written Audit Committee Charter adopted by our board of directors, is responsible for engaging and discharging the independent auditors and for monitoring audit functions and procedures. The Audit Committee provides assistance to the board of directors regarding the corporate accounting and reporting practices of NCI and the quality and integrity of its financial reports. The members of the Audit Committee are Mr. Breedlove, Mr. Erikson, Mr. Forbes and Mr. Pieper, with Mr. Forbes serving as Chairman of the Audit Committee. The Audit Committee is comprised solely of directors who are not our officers or employees. The Audit Committee met five times during the fiscal year ended October 31, 2001.

     The Audit Committee is comprised solely of directors whom we believe have no relationship to us that might interfere with the exercise of their independence from our management and whom we believe meet the standards of independence stated by New York Stock Exchange.

     In accordance with the rules and regulations of the SEC, the above paragraph regarding the independence of the members of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C of the Exchange Act or to the liabilities of
Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

COMPENSATION COMMITTEE

     The Compensation Committee is responsible for reviewing and making recommendations to our board of directors on all matters relating to compensation and benefits provided to executive management. The members of the Compensation Committee are Mr. Breedlove, Mr. Erikson, Mr. Forbes and Mr. Pieper, with Mr. Breedlove serving as Chairman of the Compensation Committee. The Compensation Committee is comprised solely of directors who are not our officers or employees. The Compensation Committee met four times during the fiscal year ended October 31, 2001.

NOMINATING COMMITTEE

     The Nominating Committee is responsible for reviewing and interviewing qualified candidates to serve on our board of directors and to make nominations to fill vacancies on our board of directors and to select the management nominees for the directors to be elected by our stockholders at each annual meeting.

     The Nominating Committee will consider qualified nominees recommended by stockholders who may submit recommendations to the Nominating Committee in care of our Chairman of the Board and Secretary at our address set forth on page 1 of this proxy statement. To be considered by the Nominating Committee, stockholder nominations must be submitted before our fiscal year-end and must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve, if elected.

     Nominations by stockholders may also be made at an annual meeting of stockholders in the manner provided in our amended and restated by-laws. Our by-laws provide that a stockholder entitled to vote for the election of directors may make nominations of persons for election to our board of directors at a meeting of stockholders by complying with required notice procedures. Nominations must be made by written notice and the notice must be received at our principal executive offices not less than 75 or more than 85 days before any annual meeting of stockholders. If, however, notice or prior public disclosure of an annual meeting is given or made less than 75 days before the date of the annual meeting, the notice must be received no later than the 10th day following the date of mailing of the notice of the annual meeting or the date of public disclosure of the date of the annual meeting, whichever is earlier. The notice must specify:

     o as to each person the stockholder proposes to nominate for election or re-election as a director:

          - the name, age, business address and residence address of the person;

          -    the principal occupation or employment of the person;

          - the class and number of shares of our capital stock that are beneficially owned by the person; and

          - any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors under Regulation 14A of the Exchange Act; and

     o    as to the stockholder giving the notice:

     - the name and record address of the stockholder and any other stockholder known to be supporting the nominee; and

     - the class and number of shares of our capital stock that are beneficially owned by the stockholder making the nomination and by any other supporting stockholders.

     We may require that the proposed nominee furnish us with other information as we may reasonably request to assist us in determining the eligibility of the proposed nominee to serve as a director. At any meeting of stockholders, the presiding officer may disregard the purported nomination of any person not made in compliance with these procedures.

     The Nominating Committee is comprised solely of directors who are not our officers or employees. For the fiscal year ended October 31, 2001, Mr. Breedlove, Mr. Erikson, Mr. Forbes and Mr. Pieper served as members of the Nominating Committee, with Mr. Forbes serving as the Chairman of the Nominating Committee. The Nominating Committee met three times during the fiscal year ended October 31, 2001.

                             SECTION 16 REQUIREMENTS

     Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. These persons are required by the Exchange Act to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of the forms received by us with respect to fiscal 2001, or written representations from the reporting persons, we believe that all filing requirements applicable to our directors and officers and persons who own more than 10% of our common stock have been complied with.

              TRANSACTIONS WITH DIRECTORS, OFFICERS AND AFFILIATES

     With respect to transactions between us and Mr. Ginn and Mr. Maddox, please see "Executive Compensation--Employment and Change-in-Control Agreements."

                     OUR INDEPENDENT AUDITORS AND AUDIT FEES

     Our board of directors, acting on the advice of our Audit Committee, has selected and retained Ernst & Young LLP as our independent auditors for the fiscal year ending October 31, 2002. Ernst & Young LLP served as our independent auditors for the fiscal year ended October 31, 2001. A representative of Ernst & Young LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement if he so desires and will be available to answer appropriate stockholder questions.

AUDIT FEES

     We paid Ernst & Young $244,000 during fiscal 2001 for its independent audit of our annual financial statements and its review of the financial statements contained in our quarterly reports on Form 10-Q.

FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION

     Ernst & Young LLP did not perform any financial system design or implementation services for us during fiscal 2001.

ALL OTHER FEES

     We paid Ernst & Young LLP $476,000 during fiscal 2001 for services relating primarily to the research and investigation of issues pertaining to our restatement of our financial results for fiscal 1999 and 2000 and the quarter ended January 31, 2001.

     We paid Ernst & Young LLP $76,000 for all other services consisting primarily of tax-related services.

                             STOCKHOLDERS' PROPOSALS

     If you wish to present a proposal for inclusion in our proxy material for consideration at the annual meeting of stockholders to be held in 2002, you must submit the proposal in writing to our Secretary at the address shown on the first page of this proxy statement not later than September 26, 2002. That proposal must comply with Section 8 of Article II of our by-laws and, if it is to be included in our proxy materials, Rule 14a-8 under the Exchange Act. Our by-laws permit our board of directors or the presiding officer of the annual meeting of stockholders to be held in 2003 to reject any proposal submitted for that meeting after September 26, 2002 or that otherwise does not comply with the by-laws. It is likely that an untimely or noncomplying proposal will be rejected. If, however, an untimely or noncomplying proposal is not rejected, then (subject to Rule 14a-4 under the Exchange Act) the persons named as proxies in the proxy cards solicited by our board of directors for that meeting will be entitled to vote the shares represented by the proxy cards held by them regarding that proposal in their discretion, if properly raised at the meeting.

                                  MISCELLANEOUS

     Our board of directors knows of no business other than that described above to be transacted at the Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on those matters.

     The information contained in the proxy statement relating to the occupations and security holdings of our directors and officers and their transactions with us is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of our common stock is based upon information contained in reports filed by that owner with the SEC.

     The 2001 Annual Report to Shareholders, which includes our financial statements and accompanies this proxy statement, does not form any part of the materials for the solicitation of proxies.

                                             By Order of the Board of Directors

                                                  /s/ Donnie R. Humphries

                                                    Donnie R. Humphries,
                                                         Secretary

Houston, Texas
January 29, 2002

PROXY                      NCI BUILDING SYSTEMS, INC.                      PROXY

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MARCH 1, 2002

The undersigned hereby appoints A.R. Ginn and Johnie Schulte, with or without others, proxies with full power of substitution to vote all shares of common stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of NCI Building Systems, Inc. (the "Company"), to be held on Friday, March 1, 2002 at 10:00 a.m., local time, at the Company's Johnie Schulte Training Center located at 7313 Fairview, Houston, Texas 77041, and at all adjournments thereof, as follows on the reverse side.

This Proxy will be voted as you specify on the reverse side. If no specification is made, the Proxy will be voted FOR the nominees listed in Item 1 and IN THE DISCRETION OF THE PROXIES upon such other business as may properly come before the meeting. Receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated January 29, 2002 is hereby acknowledged.

  THIS PROXY IS SOLICITED BY THE NCI BUILDING SYSTEMS, INC. BOARD OF DIRECTORS.

         PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD
                          USING THE ENCLOSED ENVELOPE.
             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

NCI BUILDING SYSTEMS, INC.
MARCH 1, 2001  10:00 A.M.
007C4D

--------------------------------------------------------------------------------

[ ] Mark this box with an X if you have made changes to your name or address details below.





--------------------------------------------------------------------------------
PROXY CARD
--------------------------------------------------------------------------------

PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

1. ELECTION OF TWO CLASS III DIRECTORS.   For   Withhold                                                    For   Against   Abstain
                                                            2. In their discretion, upon any other
01. William D. Breedlove                  [ ]     [ ]       business which may properly come before the     [ ]     [ ]       [ ]
                                                            meeting.

02. Johnie Schulte                        [ ]     [ ]                                                       [ ]     [ ]       [ ]

Please sign your name exactly as it appears below. Joint owners must each sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership's name by an authorized partner or officer.

 Signature 1                  Signature 2                 Date (mm/dd/yyyy)

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                                                               /     /
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